EXHIBIT 32
CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), each of the undersigned hereby certifies in the capacity indicated below that the Quarterly Report on Form 10-Q of Imperial Capital Bancorp, Inc. (the “Company”) for the quarterly period ended September 30, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: November 16, 2009	/s/ Joseph W. Kiley III
Joseph W. Kiley III
President and
Chief Executive Officer

Date: November 16, 2009	/s/ Timothy M. Doyle
Timothy M. Doyle
Executive Managing Director and
Chief Financial Officer